        As filed with the Securities and Exchange Commission on October 23, 1998
                                                      Registration No. 333-12681
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                       TO FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        THE REYNOLDS AND REYNOLDS COMPANY
             (Exact name of registrant as specified in its charter)

                 OHIO                                  31-0421120
      (State or jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                Identification No.)

               115 SOUTH LUDLOW STREET, DAYTON, OHIO      45402
              (Address of principal executive offices) (Zip code)

                        THE REYNOLDS AND REYNOLDS COMPANY
                            STOCK OPTION PLAN - 1995
                            (Full title of the plan)

                             ADAM M. LUTYNSKI, ESQ.
                          GENERAL COUNSEL AND SECRETARY
                        THE REYNOLDS AND REYNOLDS COMPANY
                   115 SOUTH LUDLOW STREET, DAYTON, OHIO 45402
                     (Name and address of agent for service)

                                 (937) 485-2000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
Title of Securities         Amount to be            Proposed maximum                Proposed maximum        Amount of registration
to be registered            registered(1)(2)   offering price per share(2)     aggregate offering price(2)        fee(2)
----------------------------------------------------------------------------------------------------------------------------------
      Class A Common          995,390                 $26.6875                       $26,564,470.62                  $9,160.16
   Shares, no par value
----------------------------------------------------------------------------------------------------------------------------------

1      Pursuant to Rule 429 promulgated under the Securities Act of 1933, the
Prospectus is a combined prospectus also relating to Registration Statement Nos. 33-56045 and 33-65374.

2      No additional shares are being registered pursuant to this Post Effective
Amendment No. 1. A filing fee of $9,160.16 was submitted by the Registrant with the filing of its Registration Statement No. 333-12681 on Form S-8. Pursuant to Rule 457(h) promulgated under the Securities Act of 1933, the filing fee was computed upon the basis of the average of the high and low prices of the Registrant's Class A Common Shares on the New York Stock Exchange Composite Index on September 20, 1996 as reported in THE WALL STREET JOURNAL.

                                     PART I

     The prospectus contained in Registration Statement Nos. 33-56045 and 33-65374 on Form S-8 are hereby incorporated by reference.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K (including financial statements together with the report of independent certified public accountants thereon) for the fiscal year ended September 30, 1997.

(b)(1) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997.

(b)(2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

(b)(3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998.

(c)(1) The "Description of Registrant's Securities to be Registered" on page 2 of the Registrant's Amended Registration Statement on Form 8-A/A which was filed with the Securities and Exchange Commission on October 20, 1998.

(c)(2) The "Description of Registrant's Securities to be Registered" on pages 2 through 6 of the Registrant's Registration Statement on Form 8-A which became effective on May 8, 1991.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any Statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a Statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such Statement. Any such Statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



ITEM 4.           DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Section 1701.13(E) of the Ohio Revised Code, the Registrant is permitted to indemnify any director, officer, employee or agent of the Registrant against costs and expenses incurred in connection with any action, suit or proceeding brought against any such person by reason of his having served the Registrant in such capacity, provided that he meets certain "good faith" tests provided by law, and provided further that, with respect to suits brought on behalf of the Registrant, he is not adjudged to be liable for negligence or misconduct unless the relevant court finds indemnification to be nevertheless appropriate in view of all of the circumstances. The statute also provides that in the event an officer or director has been successful on the merits in defense of any such action, suit or proceeding, such officer or director shall be indemnified by the Registrant against actual and reasonable expenses in connection therewith.

         Article Ninth of the Registrant's Amended Articles of Incorporation provides that, as more specifically set forth in the Registrant's Consolidated Code of Regulations, the Registrant may provide to any director, officer, other employee or agent of the Registrant or any person who serves at the request of the Registrant as a director, trustee, other employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the maximum indemnification permitted under Section 1701.13(E) of the Ohio Revised Code, including amendments thereto, or any comparable provisions of any future Ohio statute.

         Paragraph B of Section 1 of Article IX of the Registrant's Consolidated Code of Regulations provides for indemnification of directors, officers, and employees of the Registrant, and persons who, at the request of the Registrant act as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred in connection with any action as to which he was or is or may be made a party by reason of his acting in such capacity, involving a matter as to which it shall be determined, as provided therein, that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal matter or proceeding, in addition, that he had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the case of an action by or in the right of the Registrant to procure a judgment in its favor, no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of his duty to the Registrant unless, and only to the extent that, the Court of Common Pleas or other court in which such action was brought shall determine such indemnification to be proper.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

                                  EXHIBIT INDEX
                                  -------------

Document
--------

(4)(a) Specimen Certificate for Class A Common Shares of the Registrant incorporated by reference to Exhibit (4)(c) to the Registrant's Registration Statement on Form S-8, No. 33-46222, filed with the Securities and Exchange Commission on March 4, 1992.

(4)(b) Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit A to the Registrant's definitive proxy statement dated January 5, 1995 and the amendment thereto effective April 25, 1997 incorporated by reference to Exhibit 2 to the Registrant's Form 8A/A filed with the Securities and Exchange Commission on October 20, 1998.

(4)(c) Consolidated Code of Regulations of the Registrant, incorporated by reference to Exhibit B to the Registrant's definitive proxy statement dated January 8, 1990, and filed with the Securities and Exchange Commission.

(4)(d) Shareholder Rights Plan incorporated by reference to Exhibit 1 to the Registrant's Form 8-A which was adopted on May 6, 1991, and filed with the Securities And Exchange Commission on May 8, 1991.

(5) Opinion of Coolidge, Wall, Womsley & Lombard regarding legality of securities filed with the Securities and Exchange Commission with Registration Statement No. 333-12681 on September 25, 1996.

(15)           Inapplicable.

(23)(a)        Consent of Deloitte & Touche LLP*

(23)(b) Consent of Coolidge, Wall, Womsley & Lombard (incorporated by reference to Exhibit 5 hereto).

(24)           Power of Attorney*

(99)           Inapplicable.

* denotes that the Exhibits are filed herein.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dayton, State of Ohio, on October 23, 1998.

                                     THE REYNOLDS AND REYNOLDS COMPANY

                                     By: /s/ David R. Holmes
                                        --------------------------------------
                                        David R. Holmes, Chairman of the Board,
                                        President and Chief Executive Officer